Exhibit 99.1

Education Funding Capital Trust–I

Statements to Noteholders

August 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:			August 31, 2003

	Principal	Interest	Carryover Interest
Series 2002A-1	—	64,108.33	—
Series 2002A-2	—	64,157.33	—
Series 2002A-3	—	65,916.67	—
Series 2002A-4	—	483,545.83	—
Series 2002A-5	—	55,183.33	—
Series 2002A-6	—	56,466.67	—
Series 2002A-7	—	55,440.00	—
Series 2002A-8	10,000,000.00	66,733.33	—
Series 2002A-9	—	126,858.33	—
Series 2002A-10	—	43,424.89	—
Series 2002A-11	—	65,294.44	—
Series 2002A-12	—	58,496.67	—
Series 2002A-13	—	66,733.33	—
Series 2002B-1	—	32,763.89	—
Series 2002B-2	—	29,866.67	—

	10,000,000.00	1,334,989.71	—

Information on Each Series of Notes as of:			August 31, 2003

	Outstanding Principal	Auction Rate	Carryover Interest
Series 2002A-1	75,000,000.00	1.13%	—
Series 2002A-2	73,650,000.00	1.11%	—
Series 2002A-3	75,000,000.00	1.10%	—
Series 2002A-4	67,800,000.00	1.14%	—
Series 2002A-5	64,500,000.00	1.10%	—
Series 2002A-6	66,000,000.00	1.12%	—
Series 2002A-7	66,000,000.00	1.14%	—
Series 2002A-8	68,000,000.00	1.15%	—
Series 2002A-9	78,000,000.00	1.14%	—
Series 2002A-10	49,850,000.00	1.11%	—
Series 2002A-11	73,000,000.00	1.13%	—
Series 2002A-12	69,000,000.00	1.11%	—
Series 2002A-13	78,000,000.00	1.11%	—
Series 2002B-1	33,700,000.00	1.25%	—
Series 2002B-2	32,000,000.00	1.25%	—

	969,500,000.00		—

Education Funding Capital Trust–I

Statements to Noteholders

August 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:			August 31, 2003

Principal Balance of Financed Student Loans			908,823,595.96
Accrued Interest on Financed Student Loans			7,798,593.32
Cash and Investment Balance			38,685,153.13
Accrued Interest on Cash and Investments			31,299.90

			955,338,642.31

Accrued Interest and Fees with respect to the Notes			514,845.42

Parity Percentage			98.49%

Senior Parity Percentage			105.65%

Rollforward of Indenture Funds during month ended:			August 31, 2003

	Acquisition Fund	Reserve Fund	Capitalized Interest Fund
Beginning Balance	—	5,115,000.00	20,689,869.34
Withdrawals	—	(192,500.00)	—
Deposits		—	—

Ending Balance	—	4,922,500.00	20,689,869.34

Amounts allocated during month ended:			August 31, 2003

Servicing fees			174,824.28
Administration fee			38,037.53
Auction agent fee			8,593.17
Broker dealer fee			214,829.17
Calculation agent fee			—
Trustee fee			—

			436,284.15

Activity on Financed Student Loans during month ended:			August 31, 2003

Recoveries of Principal			8,749,856.99

Recoveries of Interest			2,965,184.25

Acquisitions of Financed Student Loans			—

Sales of Financed Student Loans			—

Initial federal reimbursement claims			914,746.00

Rejected federal reimbursement claims			—

Education Funding Capital Trust–I

Statements to Noteholders

Portfolio Statistics

August 31, 2003

(per Section 11.04)

	Number of	Outstanding Balance
	Borrowers	Dollars	Percentage	ABI
Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment—Current	24,421	634,920,063	69.86%	25,999
Repayment—Delinquent	3,210	87,086,785	9.58%	27,130
Forbearance	1,593	57,319,595	6.31%	35,982
Deferment	3,905	129,497,153	14.25%	33,162

Total Repayment	33,129	908,823,596	100.00%	27,433

Total Portfolio	33,129	908,823,596	100.00%	27,433

Breakdown of Delinquent:
11-30 days	1,503	41,009,344	47.09%	27,285
31-60 days	737	20,250,905	23.25%	27,477
61-90 days	361	9,770,391	11.22%	27,065
91-120 days	166	3,818,051	4.38%	23,000
121-150 days	137	3,720,865	4.27%	27,160
151-180 days	69	1,756,694	2.02%	25,459
181-210 days	43	1,178,255	1.35%	27,401
211-240 days	34	1,023,507	1.18%	30,103
241-270 days	48	1,495,380	1.72%	31,154
Over 270 days	52	1,537,810	1.77%	29,573
Claim Filed	60	1,525,585	1.75%	25,426

Total Delinquent	3,210	87,086,785	100.00%	27,130

Loan Type:
Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	33,129	908,823,596	100.00%	27,433
CEL—Guaranteed	0	0	0.00%	0
CEL—Self Guaranteed	0	0	0.00%	0

Total	33,129	908,823,596	100.00%	27,433

CEL: Consumer Education Loans (non-federally guaranteed loans)

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